UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2021

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GENESYS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-56131	30-0852686
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

30 Forzani Way NW

Calgary, Alberta T3Z 1L5

Tel: (702) 205-2064
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GEIN	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 3.02 Unregistered Sale of Equity Securities

On January 21, 2021, Shefali Vibhakar, President of Genesys Industries, Inc. (the "Company") closed a Share Purchase Agreement (the “Agreement”) that she entered into with John Forzani to sell all of her 17,000,000 common shares and 10,000,000 preferred shares to John Forzani for cash consideration of $177,000.

Further, as part of the Agreement, Ms. Vibhakar agrees to spin out all of the Company’s assets (except for certain machinery valued at $40,000 – which is subject to a separate purchase agreement) as well as all of the Company’s liabilities (except the Company’s note with Tangiers Capital, LLC). The value date of the assets and liabilities will be January 21, 2021.

Also, as of January 21, 2021, the Company entered into an acquisition agreement with Mr. Forzani to acquire all of the ownership and the rights to certain late developmental stage products, including the J4 Sport, J4 X and J4 Fitbelt in exchange for the issuance of 1,000,000 common shares. As a result of this acquisition, the Company is moving out of the precision CNC manufacturing and fabrication business and moving into the health-tech wearable performance business.

The Shares were issued to Mr. Forzani were issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Regulation S as the securities were issued in an "offshore transaction", as defined in Rule 902(h) of Regulation and the Company did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Mr. Forzani is not a U.S. person, as defined in Regulation S, and is not acquiring the securities for the account or benefit of a U.S. person.

Item 5.01. Changes in Control of Registrant.

On January 21, 2021, a change in control of the Company occurred pursuant to the Agreement. Mr. Forzani now has voting control over 93.9% of the Company’s issued and outstanding common stock.

There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.On January 21, 2021, a shareholder holding majority voting power of the shares of the Company, by written consent, voted to elect John Forzani, Tom Forzani and Geoff Stanbury to the Company’s board of Directors.

On January 21, 2021, the Company received the resignation of Shefali Vibhakar as the Company’s President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and Director. As a result of the foregoing changes, the Company’s Board of Directors now has 3 members.Also on January 21, 2021, the Company appointed John Forzani as its President, Chief Executive Officer, Treasurer, Chief Financial Officer and Secretary.

John Forzani is a former Professional Football Player and is an Entrepreneur and Inventor. Mr. Forzani played Division 1 NCAA Football at Washington State University, where he set an NCAA record for the longest touchdown reception. During his professional football career, playing with his hometown Calgary Stampeders, Mr. Forzani started creating his first invention. In 2017, Mr. Forzani’s founded, G-Tech Apparel USA Inc. and G-Tech Apparel Canada Inc. and was issued a Utility & Design Patent from the USPTO, for G-Tech’s Battery Powered Thermal Handwarmer.

Mr. Forzani has been the founder of G-Tech Apparel USA Inc. and G-Tech Apparel Canada Inc since 2014. From, 2014 to 2019, Mr. Forzani acted as CEO and CTO of both companies.Tom Forzani is a one of three brothers to play for the Calgary Stampeders of the CFL. Described as one of the best wide receivers to ever play at Utah State, Mr. Forzani earned honorable mention All-America honors from The Associated Press as a senior in 1972 as he led the nation with receptions, while adding 1,169 receiving yards to set then-single-season school records in both categories.

Following his Utah State career, Mr. Forzani played professionally for the Calgary Stampeders from 1972-83 and was a five-time CFL All-Star. He finished his CFL career ranking second all-time in Stampeders history in receptions (553), receiving yards (8,825) and receiving touchdowns (62). Mr. Forzani was named to Utah State's All-Century Football Team in 1993.Mr. Forzani began his business career towards the end of his football career, earning his realtors license in 1979. Mr. Forzani started Kelvion Properties in 1990, which specialized in most aspects of the Real Estate business including Land Purchase, Land Zoning, House Building, Land Sub Division, Mortgage Loaning and Renovations.

In 1974, Mr. Forzani was one of the Original Founders and Owners of Forzani Locker Room which became the Canadian publicly traded company The Forzani Group in 1993. The Forzani Group went from one store in 1974, to a retail empire encompassing more than 500 retail locations and over 13,000 employees. In 2011, The Forzani Group sold to Canadian conglomerate Canadian Tire Corporation for $800,000,000 (Canadian Dollars).

Mr. Forzani has been retired for the past 5 years.Geoff Stanbury was born and raised in South West England and immigrated to North America at 19. In 1981 shortly after settling in Alberta, Mr. Stanbury founded his company Good Earth Environs which specializes in Land, Snow, and Erosion management. Good Earth has maintained contracts with some of Alberta’s largest Residential companies including Brookfeild RP, for over 20 years.

Today, Mr. Stanbury is a seasoned Investor with a portfolio ranging in both the private and public sector. Mr. Stanbury is passionate about entrepreneurship and innovation. He looks forward to providing veteran leadership to the board, assisting in the best way possible, on the path to success.

Mr. Stanbury has been President, Founder and CEO of Good Earth Environs, a private company, from 1981 to present.Messrs. Forzani and Stanbury will serve as Company directors and officers until their duly elected successor is appointed or they resign. There are no arrangements or understandings between Messrs. Forzani and Stanbury any other person pursuant to which they were selected as an officer or director. Tom Forzani is the father of John Forzani. Other than that relation, there are no family relationships between Messrs. Forzani and Stanbury and any of the Company’s officers or directors. Messrs. Forzani and Stanbury have not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940 during the past 5 years.

Item 8.01 Other Events

Effective January 21, 2021, the Company’s new address is 30 Forzani Way NW, Calgary, Alberta, Canada T3Z 1L5. The Company’s new phone number is (702) 205-2064.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genesys Industries, Inc.

Date: January 22, 2021	By:	/s/ John Forzani
John Forzani
President & CEO

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